UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2006

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Park 80 East
Saddle Brook, New Jersey		07663-5291
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 16, 2006, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Sealed Air Corporation (the “Corporation”) made the following decisions regarding the compensation of the executive officers who were named in the Summary Compensation Table of the Corporation’s Proxy Statement for its 2005 Annual Meeting of Stockholders and who are expected to be named in the Summary Compensation Table of the Corporation’s Proxy Statement for its 2006 Annual Meeting of Stockholders. The Committee made its decisions with respect to the compensation of William V. Hickey, President and Chief Executive Officer, who is also a director of the Corporation, after the Committee’s consultation with the other non-management directors of the Corporation.

2006 Base Salary Increases and 2005 Cash Bonuses.  The Committee approved increases to the base salaries of the executive officers effective as of March 1, 2006. The Committee also certified achievement of one of the performance goals established early in 2005 under its Performance-Based Compensation Program. The performance goal that was achieved related to 2005 operating expenses as a percentage of net sales. Based on the achievement of such goal, the Committee could approve a 2005 cash bonus for each of the executive officers named below and for certain other key executives in the amount of up to $2.56 million and could, but are not required to, approve stock awards during 2006 under the Corporation’s 2005 Contingent Stock Plan to each of the executive officers listed below and to certain other key executives in the amount of up to 162,900 shares of common stock. Subject to such cap for 2005 cash bonuses, the Committee approved cash bonuses for all of the executive officers on February 16, 2006 based on the Committee’s judgment regarding achievement of financial goals, including corporate operating profit and, where appropriate, divisional or regional operating profit, non-financial goals that were individually established for each of the executive officers during the first quarter of 2005, and individual performance during 2005. Since the Corporation had not achieved its targeted 2005 corporate operating profit, 2005 cash bonuses for all bonus-eligible employees, including the officers named below, were reduced to an average of 80% of the bonus objectives established in early 2005. Also, on February 16, 2006, the Committee granted an award of restricted stock to Ms. White in the amount of 7,000 shares of common stock under the 2005 Contingent Stock Plan.

The approved salaries and bonuses are as follows:

	2006		2005 Cash
Executive Officer and Title	Salary		Bonus
	$		$
William V. Hickey President and Chief Executive Officer	500,000		310,000
David B. Crosier Senior Vice President	330,000		150,000
David H. Kelsey Senior Vice President and Chief Financial Officer	350,000		134,800
Robert A. Pesci Senior Vice President	350,000		130,000
J. Stuart K. Prosser Senior Vice President	348,926	*	116,899	*
H. Katherine White Vice President, General Counsel and Secretary	293,000		70,000

*Mr. Prosser’s compensation is paid in British pounds. The compensation shown for Mr. Prosser is based on 1 British pound equivalent to US$1.7712.

2006 Performance Goals.  On February 16, 2006, the Committee established performance goals under the Performance-Based Compensation Program for cash bonuses for 2006 payable in 2007 and for awards to be made in 2007 under the 2005 Contingent Stock Plan for the officers listed above and for certain other key employees. The 2006 performance goals were based upon diluted earnings per share, operating expenses as a percentage of net sales, net operating profit after tax, and net income. Full achievement of any of the goals during 2006 would permit cash bonuses to be paid to each of such executive officers up to the maximum cash bonus specified in the Performance-Based Compensation Program, which is the greater of one percent (1%) of the Corporation’s net earnings for 2006 or $1 million, and awards to be made in 2007 under the 2005 Contingent Stock Plan in the amount of up to two-tenths of 1% (0.2%) of the issued and outstanding shares of the Corporation’s common stock as of January 1, 2007. The Committee has the discretion to approve lower cash bonuses and awards under the 2005 Contingent Stock Plan to the executive officers. The Committee also established individual cash bonus goals for each executive officer based upon achievement of financial goals, including corporate return on assets, as well as non-financial goals designed to align performance with the Corporation’s business goals and strategies.

Other Compensation Information.  The Corporation will provide additional information regarding the compensation paid to the executive officers for 2005 in its 2006 Proxy Statement, which the Corporation expects to file with the Securities and Exchange Commission in March 2006.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2006, the Board of Directors of the Corporation (the “Board of Directors”) approved Amended and Restated By-laws that included amendments to Article 3, Sections 3.01, 3.02, 3.07 and 3.08 of the Corporation’s By-laws. As provided in these amendments, directors of the Corporation shall be elected by the vote of the majority of the votes cast with respect to the director at any annual meeting or any other meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. The Corporation previously determined the election of directors based on a plurality of the votes cast in the respective election. For purposes of future elections, a majority of the votes cast shall mean that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider and act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ decision. Each director shall hold office until a successor is elected and qualified or until such director’s earlier resignation or removal. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors.

The amendments also defined the acceptable means of “electronic transmission” of notices of special meetings of the Board of Directors and provided that any two directors could decide to convene an emergency meeting of the directors.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3	Sealed Air Corporation Amended and Restated By-laws, as approved February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION
Dated: February 23, 2006	By:	/s/ H. Katherine White
H. Katherine White
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3	Sealed Air Corporation Amended and Restated By-laws, as approved February 16, 2006.